EXHIBIT 10.6

ZEVIA 2020 INCENTIVE PLAN

1. Establishment and Purpose of the Plan. This Zevia 2020 Incentive Plan (the “Plan”) is established by Zevia LLC, a Delaware limited liability company (the “Company”). The Plan is designed to enable the Company and its Affiliates to attract, retain, reward and motivate key employees, officers, managers and consultants. The Plan provides for the grant of Restricted Class C Common Units (“RCCCUs”), which represent the right to receive Class C Common Units, as defined in the Limited Liability Company Agreement of the Company (as the same may be amended from time to time, the “LLC Agreement”). Such grants are intended to qualify as grants pursuant to a compensatory benefit plan under Rule 701 under the Securities Act of 1933, as amended. Capitalized terms not defined herein shall have the meanings specified in the LLC Agreement. In the event of any conflict between this Plan and the LLC Agreement, the LLC Agreement shall control.

2. Effective Date and Term. This Plan became effective as of December 17, 2020 (the “Effective Date”), and will remain in effect until canceled or terminated by the Board of Directors of the Company (the “Board”).

3. Definitions. As used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Board and designated as such implementing the grant of RCCCUs. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Board and designated as such.

(b) “Participant” means any employee, officer, manager, consultant or brand ambassador of the Company or a Subsidiary thereof selected by the Board to participate in the Plan.

4. Administration.

(a) The Plan shall be administered by the Board. The Manager may delegate to any committee or person some or all of its duties hereunder. In the event of such a delegation, any reference herein to the Board shall include such delegate.

(b) Subject to the provisions of the Plan and the LLC Agreement, the Board shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. The Board has authority to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for Plan administration.

5. Grants. Participants may be granted RCCCUs by the Board in its discretion. Such grants shall be subject to the terms of the LLC Agreement and an Award Agreement.

6. Not an Employment Contract. Nothing in the Plan, an Award Agreement or any other instrument executed pursuant thereto shall confer upon the Participant any right to continue in the employ of the Company or any Affiliate or continue as a director or in a consulting relationship or shall affect the right of the Company or any Affiliate to terminate the employment, directorship or consulting relationship of the Participant for any reason.

7. Nontransferability. RCCCUs and any Class C Common Units received pursuant thereto shall not be transferable except as permitted by the LLC Agreement or an Award Agreement.

8. Governing Law. THE RIGHTS AND OBLIGATIONS OF THE PARTICIPANTS SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA OR THE SUPERIOR COURT OF CALIFORNIA SITTING IN LOS ANGELES COUNTY SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ALL MATTERS UNDER THE PLAN.

9. Amendment or Termination of the Plan. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan, subject to the LLC Agreement; provided, that such amendment, alteration, suspension or termination of the Plan shall require the written consent of a Participant to the extent it would materially and adversely affect the economic rights of the Participant under the terms of an outstanding award granted to such Participant under the Plan.

10. Adjustments. To the extent provided in the LLC Agreement or an Award Agreement, the RCCCUs granted hereunder shall be appropriately adjusted by the Manager in the event of an equity split, reverse equity split, equity dividend, recapitalization, combination, reclassification, other distribution of the Company’s equity securities or an IPO without the receipt of consideration by the Company.

11. Validity. In the event that any provision of the Plan or any related agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related agreement.

12. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

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